Exhibit 32.1

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


Robert W. Hughes, Chairman, President, Chief Executive Officer and Chief Financial Officer of OC Financial, Inc. (the "Company") certifies in his capacity as Chairman, President, Chief Executive Officer and Chief Financial Officer of the Company that he has reviewed the annual report of the Company on Form 10-KSB/A for the fiscal ended September 30, 2005 and that to the best of his knowledge:

1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this  statement  is solely to comply  with Title 18,  Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to OC Financial, Inc. and will be retained by OC Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


January 30, 2006                  /s/ Robert W. Hughes
----------------------           --------------------------------------------
Date                             Robert W. Hughes
                                 Chairman, President, Chief Executive Officer
                                 and Chief Financial Officer




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